--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                CONTRIBUTION AGREEMENT





                                    by and between




                              ARDEN REALTY GROUP, INC.,
                               a California corporation




                                         and




                       ARDEN REALTY GROUP LIMITED PARTNERSHIP,
                            a Maryland limited partnership






                              Dated as of June 17, 1996



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

TERMS OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.  CONTRIBUTION OF MANAGEMENT ASSETS AND EXCHANGE FOR OP UNITS. . . . . . . 2

    1.1  Contribution Transaction. . . . . . . . . . . . . . . . . . . . . . 2
    1.2  Minimum Consideration and Exchange of OP Units. . . . . . . . . .   2
    1.3  Additional Consideration. . . . . . . . . . . . . . . . . . . . .   2
    1.4  Adjusted Consideration. . . . . . . . . . . . . . . . . . . . . .   3
    1.5  Authorization . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.6  Contribution of Certain Rights. . . . . . . . . . . . . . . . . .   3
    1.7  Treatment as Contribution . . . . . . . . . . . . . . . . . . . .   3

2.  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

    2.1  Conditions Precedent. . . . . . . . . . . . . . . . . . . . . . .   3
    2.2  Time and Place. . . . . . . . . . . . . . . . . . . . . . . . . .   4
    2.3  Closing Deliveries. . . . . . . . . . . . . . . . . . . . . . . .   5
    2.4  Closing Costs . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . .   5

    3.1  Representations and Warranties of the Operating Partnership . . .   5
    3.2  Representations and Warranties of Contributor . . . . . . . . . .   6

4.  COVENANTS OF CONTRIBUTOR . . . . . . . . . . . . . . . . . . . . . . .   6

5.  RELEASES AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . .   7

    5.1  General Release of Operating Partnership. . . . . . . . . . . . .   7
    5.2  General Release of Optionor . . . . . . . . . . . . . . . . . . .   7
    5.3  Waiver of Section 1542 Protections. . . . . . . . . . . . . . . .   8

6.  POWER OF ATTORNEY

    6.1  Grant of Power of Attorney. . . . . . . . . . . . . . . . . . . .   8
    6.2  Limitation on Liability . . . . . . . . . . . . . . . . . . . . .   9

7.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

    7.1  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . .   9
    7.2  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.3  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .   9
    7.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                      EXHIBIT LIST


                                                                   SECTION FIRST
EXHIBITS                                                             REFERENCED
--------                                                           -------------

A   Management Assets to be Contributed. . . . . . . . . . . . . .   Recital D

B   Assignment and Assumption Agreement. . . . . . . . . . . . . . . . .   1.1

C   Bill of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1.1

D   Representations and Warranties of Contributor. . . . . . . . . . . .   3.2

                                CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (hereinafter referred to as the "CONTRIBUTION AGREEMENT") is made and entered into as of June 17, 1996 by and between Arden Realty Group Limited Partnership, a Maryland limited partnership (the "OPERATING PARTNERSHIP"), and Arden Realty Group, Inc., a California corporation (the "CONTRIBUTOR").


                                       RECITALS

         A. The Operating Partnership desires to consolidate the ownership of a portfolio of office properties (the "PARTICIPATING PROPERTIES") located in Southern California through a series of transactions (the "FORMATION TRANSACTIONS") whereby the Operating Partnership will acquire direct interests in certain of the Participating Properties (the "PROPERTY INTERESTS") and all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively the "PARTICIPATING PARTNERSHIPS AND LLCS") which currently own directly or indirectly the Participating Properties (the "CONSOLIDATION").

         B. The Formation Transactions relate to the proposed initial public offering (the "PUBLIC OFFERING") of the common stock of Arden Realty Group, Inc., a Maryland corporation (the "COMPANY"), which will operate as a self-administered and self-managed real estate investment trust ("REIT") and will be the sole general partner of the Operating Partnership.

         C. The owners of the Property Interests and the partners and members of the Participating Partnerships and LLCs will either transfer their Property Interests and interests in the Participating Partnerships and LLCs to the Company in exchange for cash (the "CASH PARTICIPANTS") or contribute such interests directly to the Operating Partnership in exchange for an interest in the Operating Partnership (the "OP PARTICIPANTS").

         D. As part of the Formation Transactions, the Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership, all of its right, title and interest, in certain assets, personal property and management contracts as set forth on EXHIBIT "A" that relate to its property management and leasing business (the "MANAGEMENT BUSINESS")(such right, title and interest are hereinafter collectively referred to as the "MANAGEMENT ASSETS"), in exchange for partnership units in the Operating Partnership (the "OP UNITS"), on the terms and subject to the conditions set forth herein.

    NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the parties hereto agree as follows:

                                  TERMS OF AGREEMENT

    1.   CONTRIBUTION OF MANAGEMENT ASSETS AND EXCHANGE FOR OP UNITS

         1.1  CONTRIBUTION TRANSACTION

         At the Closing (as defined in ARTICLE 2.2 herein) and subject to the terms and conditions contained in this Contribution Agreement, the Contributor shall transfer to the Operating Partnership, absolutely and unconditionally, all of its Management Assets (as such term is defined in Recital D herein and as enumerated on Exhibit A attached hereto) which consist primarily of certain property management agreements (the "Management Agreements"), contractual rights to purchase certain office properties (the "Contractual Rights") and certain office-use personal property assets (the "Office Personal Property"). The contribution of the Contributor's Management Agreements and Contractual Rights shall be evidenced by an "ASSIGNMENT AND ASSUMPTION AGREEMENT" in substantially the form of EXHIBIT "B" attached hereto and the contribution of the Contributor's Office Personal Property shall be evidenced by a "BILL OF SALE" in substantially the form of EXHIBIT "C" attached hereto. The parties shall take such additional actions and execute such additional documentation as may be required by the Agreement of Limited Partnership of the Operating Partnership (the "OP AGREEMENT") in order to effect the transactions contemplated hereby.

         1.2  MINIMUM CONSIDERATION AND EXCHANGE OF OP UNITS

         Subject to ARTICLES 1.3 AND 1.4 below, the Operating Partnership shall, in exchange for the Partnership Interest, transfer to the Contributor the number of OP Units having a value, based on one OP Unit being equal in value to the Public Offering price for one share of the Company's common stock, equal to the value indicated on Exhibit A as Contributor's "Total Minimum Consideration." The transfer of the OP Units to the Contributor shall be evidenced by either an amendment (the "AMENDMENT") to the OP Agreement or by certificates relating to such units (the "CERTIFICATES") in either case, as shall be acceptable to the Contributor. The parties shall take such additional actions and execute such additional documentation as may be required by the OP Agreement in order to effect the transaction contemplated hereby.

         1.3  ADDITIONAL CONSIDERATION

         Subject to ARTICLE 1.4 below, in the event that, at Closing the aggregate value (determined as provided in ARTICLE 1.2) of the OP Units available to all OP Participants exceeds the sum of the Total Minimum Consideration values (after all adjustments set forth in ARTICLE 1.4) of all OP Participants (the "ADDITIONAL CONSIDERATION"), then the Additional Consideration or a portion thereof, if any, shall be allocated among the OP Participants (including the Contributor) based upon the relative values of the Contributor's Management

Assets and the interests contributed by each of the other OP Participants, in each case as determined by Richard S. Ziman, in his sole discretion.

         1.4  ADJUSTED CONSIDERATION

         The Operating Partnership reserves the right not to acquire any particular asset that constitutes part of the Management Assets, if in good faith the Operating Partnership determines that the ownership of such asset would be inappropriate for the Operating Partnership for any reason whatsoever. Contributor hereby agrees that, in such event, the Contributor's Total Minimum Consideration may be reduced by an amount determined by Richard S. Ziman, in his sole discretion, to reflect the reduction in total value of the Management Assets ultimately contributed by the Contributor.

         1.5  AUTHORIZATION

         Contributor hereby authorizes Richard S. Ziman to make any and all determinations to be made by him pursuant to ARTICLES 1.3 AND 1.4 hereof, and any and all such determinations shall be final and binding on all parties.

         1.6  CONTRIBUTION OF CERTAIN RIGHTS

         Effective upon the Closing, the Contributor hereby contributes to the Operating Partnership all of its rights and interests, if any, including rights to indemnification in favor of the Contributor, if any, under the Management Contracts and any agreements underlying the Contractual Rights transferred pursuant to this Contribution Agreement.

         1.7  TREATMENT AS CONTRIBUTION

         The assignment and exchange of interests effectuated with respect to the Operating Partnership, pursuant to this Contribution Agreement shall constitute, a "Capital Contribution" pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

    2.   CLOSING

         2.1  CONDITIONS PRECEDENT

         The effectiveness of the Company's registration statement filed with the Securities and Exchange Commission on Form S-11 (the "REGISTRATION STATEMENT") is a condition precedent to the obligations of all parties to this Contribution Agreement to effect the transactions contemplated by this Contribution Agreement on the Closing Date (as defined below).

         The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions:

         (a) The representations and warranties of the Contributor contained in this Contribution Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

         (b) Each of the obligations of the Contributor to be performed by it shall have been duly performed by it on or before the Closing Date;

         (c) Concurrently with the Closing, the Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to ARTICLE 2.3 hereof;

         (d) The Contributor shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

         (e) The Contributor shall not have breached any of its covenants contained herein in any material respect;

         (f) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened; and

         (g) There shall not have occurred between the date hereof and the Closing Date any material adverse change in the Contributor's Management Business.

         The foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

         2.2  TIME AND PLACE

         The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Latham & Watkins, 633 West Fifth Street, Sixth Floor, Los Angeles, California (the "CLOSING" or "CLOSING DATE"). The transfers described in ARTICLES 1.1 AND 1.2 of this Agreement, and all closing deliveries, and the consummation of the Public Offering, shall be deemed concurrent for all purposes.

         2.3  CLOSING DELIVERIES

         At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be delivered, the legal documents and other items (collectively the "CLOSING DOCUMENTS") necessary to carry out the intention of this Contribution Agreement, which Closing Documents and other items shall include, without limitation, the following:

         (i) A Contribution and Assumption Agreement for the Contributor's Management Assets;

         (ii) The Amendment or the Certificates evidencing the transfer of OP Units to the Contributor;

         (iii) The Contributor's books and records and securities or other evidences of ownership held by the Contributor; and

         (iv) An affidavit from the Contributor, stating under penalty of perjury, the Contributor's United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to section 1445(b)(2) of the Code and a comparable affidavit satisfying California requirements.

         2.4  CLOSING COSTS

         The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby.

    3.   REPRESENTATIONS AND WARRANTIES

         3.1  REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP

         The Operating Partnership hereby represents and warrants to and covenants with the Contributor that:

              (a) ORGANIZATION; AUTHORITY. The Operating Partnership has been duly formed and is validly existing with requisite power to enter this Contribution Agreement and all agreements contemplated hereby. The persons and entities executing this Contribution Agreement and all agreements contemplated hereby on behalf of the Operating Partnership have the power and authority to enter into this Contribution Agreement and such other contemplated agreements; and

              (b) DUE AUTHORIZATION. The execution, delivery and performance by the Operating Partnership of its obligations under this Contribution Agreement and all agreements contemplated hereby will not contravene any provision of applicable law, the OP Agreement, charter, declaration of trust or other constituent document of the Operating Partnership, or any agreement or other instrument binding upon the Operating Partnership or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Operating Partnership, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Operating Partnership of its obligations under this Contribution Agreement and all other agreements contemplated hereby.

         3.2  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

         The Contributor represents and warrants to and covenants with the Operating Partnership as provided in EXHIBIT "D" attached hereto and acknowledges and agrees to be bound by the indemnification provisions contained therein.

    4.   COVENANTS OF CONTRIBUTOR

         (a) From the date hereof through the Closing, the Contributor shall not:

              (i) Sell or transfer all or any portion of the Management Business or Management Assets; or

              (ii) Mortgage, pledge or encumber (or permit to become encumbered) all or any portion of the Management Business or the Management Assets.

         (b) From the date hereof through the Closing, the Contributor shall permit the Management Business to conduct its business in the ordinary course, consistent with past practice, and shall not permit the Management Business to:

              (i) Enter into any material transaction not in the ordinary course of business;

              (ii) Sell or transfer any assets of the Management Business;

              (iii) Mortgage, pledge or encumber (or permit to become encumbered) any assets of the Management Business except (x) liens for taxes not due, (y) purchase money security interests and (z) mechanics' liens being disputed by the Management Business in good faith and by appropriate proceedings;

              (iv) Amend, modify or terminate any material agreements which constitute Management Assets as defined herein or other instruments to which the Management Business is a party except such agreements or instruments that may terminate pursuant to their own terms prior to Closing independent of any amendments or modifications;

              (v) Materially alter the manner of keeping the Management Business' books, accounts or records or the accounting practices therein reflected; or

              (vi) Make any distribution to its shareholders.

         (c) The Contributor shall use its good faith diligent efforts to obtain any approvals, waivers or other consents of third parties required to effect the transactions contemplated by this Contribution Agreement.

    5.   RELEASES AND WAIVERS

         Each of the releases and waivers enumerated in this ARTICLE 5 shall become effective only upon the Closing of the contribution and exchange of the Partnership Interest pursuant to ARTICLES 1 AND 2 herein.

         5.1  GENERAL RELEASE OF OPERATING PARTNERSHIP

         As of the Closing, the Contributor irrevocably waives, releases and forever discharges the Operating Partnership and the Operating Partnership's affiliates, partners (including Richard S. Ziman and Victor J. Coleman), agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "CONTRIBUTOR CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to this Contribution Agreement or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

         5.2  GENERAL RELEASE OF OPTIONOR

         As of the Closing, the Operating Partnership irrevocably waives, releases and forever discharges the Contributor and Contributor's agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "OPERATING PARTNERSHIP CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to this Contribution Agreement or any other matter which exists at the Closing, except for Operating Partnership Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

         5.3  WAIVER OF SECTION 1542 PROTECTIONS

         As of the Closing, the Contributor and the Operating Partnership each expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor.

    6.   POWER OF ATTORNEY

         6.1  GRANT OF POWER OF ATTORNEY

         Contributor does hereby irrevocably appoint the Operating Partnership (or its designee) and each of them individually and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN FACT") as the true and lawful attorney-in-fact and agent of Contributor, to act in the name, place and stead of Contributor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of Contributor's Management Assets), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Contribution Agreement, as fully as could Contributor if personally present and acting.

         The Power of Attorney and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Contribution Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Contributor agrees that, at the request of the Operating Partnership it will promptly execute a separate power of attorney on the same terms set forth in this ARTICLE 6, such execution to be witnessed and notarized. Contributor hereby authorizes the reliance of third parties on the Power of Attorney.

         Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Contribution Agreement.

         6.2  LIMITATION ON LIABILITY

         It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted by Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Management Assets by the Operating Partnership and shall not be liable for any error or judgement or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney created by Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extend such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Contributor hereunder, release, amend or modify any other power of attorney granted by any other person under any related agreement.

    7.   MISCELLANEOUS

         7.1 FURTHER ASSURANCES. The Contributor shall take such other actions and execute such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby.

         7.2 COUNTERPARTS. This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.3 GOVERNING LAW. This Contribution Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

         7.4 NOTICES. Any notice to be given hereunder by any party to the other shall be given in writing by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

                   To the Contributor:

                   Arden Realty Group, Inc.
                   9100 Wilshire Boulevard, Suite 700E
                   Beverly Hills, CA 90212

                   To the Operating Partnership:

                   Arden Realty Group Limited Partnership
                   c/o Arden Realty Group, Inc.
                   9100 Wilshire Boulevard, Suite 700E
                   Beverly Hills, CA 90212

         IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

                                       "OPERATING PARTNERSHIP"

                                       ARDEN REALTY GROUP LIMITED PARTNERSHIP,
                                       a Maryland limited partnership

                                       By:  ARDEN REALTY GROUP, INC.,
                                            a Maryland corporation,
                                            general partner


                                            By:/s/Ziman
                                               --------------------------------



                                       "CONTRIBUTOR"

                                       ARDEN REALTY GROUP, INC.,
                                       a California corporation

                                       By:/s/Ziman
                                          -------------------------------------

                                      EXHIBIT A
                                          to
                                CONTRIBUTION AGREEMENT



                         MANAGEMENT ASSETS TO BE CONTRIBUTED

MANAGEMENT AGREEMENTS:

1. Management Agreement dated August 6, 1991 by and between HN REALTY ASSOCIATES, L.P. and ARDEN PACIFIC MANAGEMENT GROUP regarding the operation and management of 8631 Hayden Place, Culver City, California.

2. 9911 West Pico Boulevard First Amendment to Property Management Agreement dated December 30, 1993 by and between THE ARTHUR GILBERT AND ROSALINDE GILBERT 1982 TRUST, as successor in interest to GRAMPIAN ASSOCIATES, and ARDEN PACIFIC MANAGEMENT GROUP, INC. regarding the operation and management of Century Park Center, Los Angeles, California.

3. Property Management Agreement dated November 21, 1994 by and between 222 HARBOR ASSOCIATES, LLC and ARDEN PACIFIC MANAGEMENT GROUP, INC. regarding the operation and management of 222 South Harbor Boulevard, Anaheim, California.

4. 5000 East Spring Street Property Management Agreement dated December 14, 1994, by and among 5000 SPRING ASSOCIATES, LLC, ARTHUR GILBERT as TRUSTEE OF THE ARTHUR GILBERT AND ROSALINDE GILBERT 1982 TRUST, ANAHEIM PROPERTIES COMPANY, LLC and ARDEN REALTY GROUP, INC. regarding the operations and management of 5000 East Spring Street, Long Beach, California.

5. Property Management Agreement dated December 23, 1994 by and between 222 HARBOR ASSOCIATES, LLC and ARDEN PACIFIC MANAGEMENT GROUP, INC. regarding the operation and management of 425 West Broadway, Glendale, California.

6.  Management Agreement dated March 27, 1996 by and between MED
    PARTNERS/MULLIKIN, INC. and ARDEN REALTY GROUP, INC. regarding the management of Building "B", 5001 Airport Plaza Drive, Long Beach California.

7. Management Agreement dated March 27, 1996 by and between BOARD OF DIRECTORS OF THE AIRPORT PLAZA OWNERS ASSOCIATION and ARDEN REALTY GROUP, INC. regarding the operations and management of the common area grounds and parking facilities located at the Long Beach Airport Business Park, Airport Plaza Drive, Long Beach, California.

8. Management Agreement dated April 29, 1996 by and between LONG BEACH AIRPORT BUSINESS PARK II and ARDEN REALTY GROUP, INC. regarding the management of Building "E", 4801 Airport Plaza Drive, Long Beach, California.


              CONTRACTUAL RIGHTS (TO PURCHASE THE FOLLOWING PROPERTIES):

1.  303 North Glenoaks Boulevard, Burbank

2.  12501 East Imperial Highway, Norwalk


OFFICE PERSONAL PROPERTY:

1.  Office Furniture and Equipment

2.  Telephone System Equipment

3.  Data Processing System and Equipment

4.  Deposits



          TOTAL MINIMUM CONSIDERATION       $13,953,535
                                            -----------
                                            -----------

                                      EXHIBIT B
                                          to
                                CONTRIBUTION AGREEMENT



                         ASSIGNMENT AND ASSUMPTION AGREEMENT

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers and conveys to ARDEN REALTY GROUP LIMITED PARTNERSHIP, a Maryland limited partnership (the "Operating Partnership"), its entire legal and beneficial right, title and interest in and to the Management Agreements and the Contractual Rights (as described in Attachment "1" hereto), TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

         Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Management Agreements and the Contractual Rights.



Executed:  __________ __, 1996              ARDEN REALTY GROUP, INC., a
                                            California corporation


                                       By: ____________________________________

                                       Name: __________________________________

                                       Title: _________________________________

                                      EXHIBIT C
                                          to
                                CONTRIBUTION AGREEMENT

                                     BILL OF SALE

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged and acting pursuant to that certain Contribution Agreement dated as of June 17, 1996 (the "Contribution Agreement"), by and between Arden Realty Group, Inc., a California corporation and Arden Realty Group Limited Partnership, a Maryland limited partnership, subject to the terms of the Contribution Agreement, Arden Realty Group, Inc. hereby conveys, transfers, assigns, sells and delivers to Arden Realty Group Limited Partnership all of its right title and interest in and to the following tangible and intangible assets:

         (a) the equipment and other Office Personal Property assets (as referred to in Section 1.1 of the Contribution Agreement) set forth on Schedule 1 to this Bill of Sale; and

         (b) the accounts receivable set forth on Schedule 2 to this Bill of Sale.



Dated effective as of _______ ___, 1996.



                                  ARDEN REALTY GROUP, INC.,
                                  a California corporation


                                  By:_____________________________

                                  Its:____________________________

                                      EXHIBIT D
                                          to
                                CONTRIBUTION AGREEMENT

                     REPRESENTATIONS, WARRANTIES AND INDEMNITIES


ARTICLE 1 - ADDITIONAL DEFINED TERMS

         For purposes of this EXHIBIT D, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Contribution Agreement to which this EXHIBIT D is attached:

         ACTIONS: Means all actions, complaints, charges, accusations, investigations, petitions, suits or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

         CLAIMS: Means claims, disputes, actions, suits, arbitrations, proceedings or investigations (collectively "Claims") pending or, to Knowledge, threatened that directly or indirectly affect the Contributor, the Management Business or the Management Assets.

         CONTRIBUTION AGREEMENT: Means the Contribution Agreement to which this EXHIBIT D is attached.

         KNOWLEDGE: Means, with respect to any representation or warranty so indicated, the actual knowledge, upon reasonable investigation and inquiry in good faith, of the signatory to the Contribution Agreement.

         LIENS: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, rights of others, licenses, easements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

         OP UNITS:  Shall have the meaning set forth in the OP Agreement.

         PERMITTED LIENS: Means (a) Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued; and

         (b) Liens imposed by laws, such as carriers', warehousemen's and mechanics' liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued.

         PERSON: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

         PROSPECTUS:  Means the Company's Form S-11 Registration Statement.

         REIT SHARES:  Shall have the meaning set forth in the OP Agreement.


ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

         The Contributor represents and warrants to the Operating Partnership as set forth below in this ARTICLE 2. Notwithstanding any other provision of the Contribution Agreement or this EXHIBIT D, the Contributor makes representations, warranties and indemnities only with respect to the Management Assets to be transferred by the Contributor identified on EXHIBIT A to the Contribution Agreement.

         2.1 ORGANIZATION; AUTHORITY. The Contributor (A) if a natural person, has the legal capacity to enter the Contribution Agreement; if not a natural person, is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

         2.2 DUE AUTHORIZATION. The execution, delivery and performance of the Contribution Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor. The Contribution Agreement has been duly executed and delivered by the Contributor and constitutes a legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

         2.3 CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of any third party is required to be obtained by the Contributor in connection with the execution, delivery and performance of the Contribution Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

         2.4 OWNERSHIP OF THE MANAGEMENT ASSETS. The Contributor is the sole owner of the Management Assets and has not pledged, assigned, hypothecated or otherwise encumbered such Management Assets.

         2.5 MANAGEMENT CONTRACTS. To the knowledge of the Contributor, a true and correct copy of all of the contracts or other understandings, to which the Contributor is a party or by which the Contributor is bound that relate to its Management Business (as defined in Recital D), except for contracts or understandings that are not material to the business and operations of the Management Business (collectively, the "MANAGEMENT CONTRACTS") has been delivered to or made available to the Operating Partnership. Each of the Management Contracts is valid and binding on the Operating Partnership and is in full force and effect in all material respects. To the knowledge of the Contributor, no party to the Management Contracts has breached or defaulted under the terms of any Management Contract, except for such breaches or defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Operating Partnership.

         2.6 PERMITS. To the knowledge of the Contributor, the Contributor has such franchises, certificates, licenses, permits and other authorizations from government political subdivisions or regulatory authorities (collectively "PERMITS") as are necessary for the ownership, use, operation and licensing of the Management Business, except for any Permits for which the failure to possess would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Operating Partnership, and the Contributor is not in violation of any Permit in any material respect.

         2.7 NON-FOREIGN STATUS. The Contributor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

         2.8 WITHHOLDING. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withholding provisions, including those referred to in
ARTICLE 2.7 above and similar provisions under California law. If Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or California law.

         2.9 INVESTMENT PURPOSES. The Contributor acknowledges his, her or its understanding that the offering and sale of the OP Units to be acquired pursuant to the Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the "ACT"). In furtherance thereof, the Contributor represents and warrants to the Company as follows:

              2.9.1 INVESTMENT. The Contributor is acquiring the OP Units solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that he, she or it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "TRANSFER") any of the OP Units unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws.

              2.9.2 KNOWLEDGE. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters; the Contributor has previously invested in securities similar to the OP Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Contribution Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the OP Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to his, her or its investment in the OP Units; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the OP Units.

              2.9.3 HOLDING PERIOD. The Contributor acknowledges that he, she or it has been advised that (i) the OP Units and the common stock of the Company into which the OP Units may be exchanged in certain circumstances (the "COMMON STOCK") must be held indefinitely, and the Contributor must continue to bear the economic risk of the investment in the OP Units (and any Common Stock that might be exchanged therefor) unless they are subsequently registered under the Act or an exemption from such registration is available, (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the OP Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the OP Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

              2.9.4 ACCREDITED INVESTOR. If the Contributor is an individual, such individual is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act) and as such:

              (i)  is a director or executive officer of the Company; or

              (ii) has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000; or

              (iii)had an individual annual adjusted gross income in excess of $200,000 in each of the two most recent years and reasonably expects to have annual adjusted gross income in excess of $200,000 in the current year; or

              (iv) had a joint income with his spouse in excess of $300,000 in each of the two most recent years and reasonably expects to have an annual adjusted gross income, with his spouse, in excess of $300,000 in the current year.

         If the Contributor is not an individual, it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act).

              2.9.5 LEGENDING. Each certificate representing the OP Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS;

              In addition, the Common Stock for which the OP Units might be exchanged shall also bear a legend which generally provides the following:

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (1) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.0% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK IN EXCESS OF THE ABOVE

    LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION.

         2.10 NO BROKERS. Neither the Contributor nor any of its respective officers, directors or employees has incurred or will incur any liability for any brokerage fees, commissions or finders' fees that have been paid or may become payable by the Operating Partnership or any of its affiliates to any broker or finder engaged by or on behalf of any of them or any of their officers, directors or employees in connection with the transactions contemplated by the Contribution Agreement.

         2.11 COMPLIANCE WITH LAWS. The Contributor has not received any written or other notice of any violation and, to the knowledge of the Contributor, there are no such violations, of any applicable zoning regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation, or requirement relating to the Management Business which, individually or in the aggregate, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Operating Partnership.

         2.12 INSURANCE. The Contributor currently has in place the public liability, casualty and other insurance coverage with respect to the Management Business as is customary for the conduct of similar businesses. To the knowledge of the Contributor, each of the insurance policies with respect to the Management Business is in full force and effect and all premiums due and payable thereunder have been fully paid when due. The Contributor has not received from any insurance company any notices of cancellation or intent to cancel any insurance.

         2.13 TAXES. The Contributor has filed all tax returns required to be filed by it and has paid all taxes required to be paid by it. The transactions contemplated hereby will not result in any tax liability to the Company or the Operating Partnership. No tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to the Property except such tax liens for which the tax is not due and has been reserved for payment by the Contributor or tax liens or other charges which individually or in the aggregate would not have a material adverse effect on the Operating Partnership.

         2.14 NO VIOLATION. None of the execution, delivery or performance of the Contribution Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of (A) the organizational documents, including the charters and bylaws, if any, of the Contributor, (B) any material agreement, document or instrument to which the Contributor is a party or by which the Contributor or its Management Assets are bound or (C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Contributor or by which the Contributor or any of its assets or properties are bound or subject or (ii) result in the creation of any Lien, other than Permitted Liens, upon the Management Assets.

         2.15 SOLVENCY. The Contributor has been and will be solvent at all times prior to and immediately following the transfer of the Management Assets to the Operating Partnership.

         2.16 NO MISREPRESENTATIONS. No representation, warranty or statement made, or information provided, by the Contributor in the Contribution Agreement or in any other document or instrument furnished or to be furnished by or on behalf of the Contributor pursuant hereto or as contemplated hereby (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                             ARTICLE 3 - INDEMNIFICATION

         3.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDY FOR BREACH.

         (a) Subject to ARTICLE 3.6, all representations and warranties contained in this EXHIBIT D or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

         (b) Notwithstanding anything to the contrary in the Contribution Agreement or this EXHIBIT D, no party hereto shall be liable under this EXHIBIT D or the Contribution Agreement for monetary damages (or otherwise) for breach of any of its representations and warranties contained in this EXHIBIT D or the Contribution Agreement, or in any Schedule, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this ARTICLE 3.

         3.2  GENERAL INDEMNIFICATION.

         (a) The Contributor shall indemnify and hold harmless the Operating Partnership, the REIT, and their affiliates and each of their respective directors, officers, employees, agents, representatives and affiliates (each of which is an "INDEMNIFIED PARTY") from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, "LOSSES"), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation or warranty of the Contributor contained in the Contribution Agreement or in any Schedule, certificate or affidavit delivered by the Contributor pursuant to the Contribution Agreement.

         (b) The Contributor shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses, asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of:

              (i) all fees and expenses of the Contributor in connection with the transactions contemplated by the Contribution Agreement;

              (ii) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of the failure of the Contributor to obtain all consents required to consummate the transactions contemplated by the Contribution Agreement.

         3.3 PAYMENT OF INDEMNIFICATION. The Contributor may satisfy its obligations hereunder by the prompt delivery (paid promptly as and when expenses are incurred) to an Indemnified Party of OP Units. Any OP Units delivered to an Indemnified Party hereunder shall be valued based upon the initial public offering price of the Company's Common Stock.

         3.4 NOTICE AND DEFENSE OF CLAIMS. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this ARTICLE 3, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification baskets established pursuant to ARTICLE 3.5 hereof. The Indemnified Party may at its option demand indemnity under this ARTICLE 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Contributor. The Indemnified Party shall permit the Contributor, at its option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same; PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages. If the Contributor shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor.

         3.5  LIMITATIONS ON AND THRESHOLD FOR INDEMNIFICATION UNDER ARTICLE
3.2.

         (a) The Contributor shall not be liable under ARTICLE 3.2 hereof unless and until the total amount recoverable by the Indemnified Parties under ARTICLES 3.2 hereof exceeds $200,000; PROVIDED, HOWEVER, that once the total amount recoverable by the Indemnified Parties under ARTICLE 3.2 hereof exceeds $200,000 in the aggregate, the Contributor's obligation under ARTICLE 3.2 hereof shall be for the full amount of such obligation.

         (b) Notwithstanding anything contained herein to the contrary, the Contributor shall not be liable or obligated to make payments under this ARTICLE 3 with respect to any Management Assets to the extent such payments in the aggregate would exceed the value of the OP Units (based upon the initial public offering price of the Common Stock) received by the Contributor at the Closing. Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look first to the Contributor's OP Units for indemnification under this ARTICLE 3 and then to the Contributor's other assets.

         3.6  LIMITATION PERIOD.

         (a) Notwithstanding the foregoing, any claim for indemnification under ARTICLE 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor within one year after the Closing.

         (b) If so asserted in writing within one year after the Closing, such claims for indemnification shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or by judicial determination. Any claim for indemnification not so asserted in writing within one year after the Closing shall not thereafter be asserted and shall forever be waived.

         3.7  RESERVATION OF CONTRIBUTOR RIGHTS.

         Notwithstanding anything else in this Contribution Agreement to the contrary, the Contributor reserves unto itself all rights and remedies (including rights to seek contribution) against any third party owner, occupier, indemnitor or contributor arising from or occurring out of events relating to any of the Management Assets prior to Closing for which the Operating Partnership has been indemnified by the Contributor hereunder.